UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 22, 2023

BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-35805	20-1496201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BCC	New York Stock Exchange

Item 8.01     Other Events.

On August 23, 2023, Boise Cascade Company (the Company) announced that its wholly-owned subsidiary, Boise Cascade Building Materials Distribution, L.L.C. (BMD) and Firepit Merger Sub, Inc., a wholly-owned subsidiary of BMD (the Merger Sub), entered into an Agreement and Plan of Merger, dated August 22, 2023 (the Merger Agreement) with Brockway-Smith Company (BROSCO), to acquire BROSCO, a wholesale distributor specializing in doors and millwork. Pursuant to the Merger Agreement, the Merger Sub will be merged with and into BROSCO, with BROSCO surviving the merger as a wholly-owned subsidiary of BMD.

The purchase price for the acquisition is $172 million, subject to certain working capital and other closing adjustments. The Company currently plans to finance the acquisition and related expenses with its existing cash balances.

The Merger Agreement contains customary representations, warranties, indemnities, termination rights and closing conditions (including the receipt of antitrust approval under the Hart-Scott-Rodino Act of 1976, as amended (HSR Act)).

The transaction is expected to close early in the fourth quarter of 2023.

On August 23, 2023, the Company issued a press release announcing the acquisition, a copy of which is attached hereto as Exhibit 99.1 to this report.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
99.1	Boise Cascade Company Press Release, dated August 23, 2023.

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ Jill Twedt
Jill Twedt Senior Vice President, General Counsel and Secretary
Date: August 23, 2023